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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 28, 2001

NeoPharm, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-90516	51-0327886
(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 195, Lake Forest, IL 60045
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code  (847) 295-8678

________________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

    On September 28, 2001, the Issuer's Board of Directors adopted a Common Stock Repurchase Program (the "Repurchase Program"). Under the terms of the Repurchase Program, the Issuer is authorized to purchase up to 1 million shares over the next twelve months. Any purchases under the Repurchase Program may be made, from time to time, in the open market, through block trades or otherwise and, depending on market conditions and other factors, may be commenced or suspended at any time or from time to time without prior notice. Repurchased shares may be used for the Issuer's employee benefit plans, subsequent acquisitions or other general corporate purposes.

  Regulation FD Disclosure

    On September 28, 2001, the Issuer issued a press release relating to the authorization by the Issuer's Board of Directors of a Stock Repurchase Program. A copy of the press release is attached as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financials and Exhibits

(c)
Exhibits

Exhibit Number	Description
99.1	Press Release dated September 28, 2001.

SIGNATURE PAGE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEOPHARM INC.
Date: September 28, 2001	By:	/s/ LAWRENCE A. KENYON Lawrence A. Kenyon, Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financials and Exhibits
SIGNATURE PAGE